UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Anchor BanCorp Wisconsin Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANCHOR BANCORP WISCONSIN INC.
25 West Main Street
Madison, Wisconsin 53703

June 29, 2009

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 28, 2009, at 2:00 p.m., Central Daylight Time.

The notice of meeting and proxy statement following this letter describe the business to be transacted at the annual meeting. You are asked to:

1. to elect three directors, each for a three-year term;

2. to approve the issuance of our common stock that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of January 30, 2009, which may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program;

3. to make an advisory (non-binding) vote to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

4. to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010;

5. to vote on a shareholder proposal which provides that the chairman of the board of directors be an independent, outside director who is not related by blood or marriage to, or has not previously served as, an executive officer of the Company; and

6. to transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.

Sincerely,

David Omachinski Chairman of the Board	Chris Bauer President and Chief Executive Officer

ANCHOR BANCORP WISCONSIN INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 28, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Anchor BanCorp Wisconsin Inc. will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 28, 2009, at 2:00 p.m., Central Daylight Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1. to elect three directors, each for a three-year term;

2. to approve the issuance of our common stock that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of January 30, 2009, which may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program;

3. to make an advisory (non-binding) vote to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

4. to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010;

5. to vote on a shareholder proposal which provides that the chairman of the board of directors be an independent, outside director who is not related by blood or marriage to, or has not previously served as, an executive officer of the Company; and

6. to transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

The board of directors has fixed June 5, 2009, as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournment thereof.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please indicate your voting directions, sign, date and promptly return the accompanying proxy, which is solicited by the Anchor BanCorp Wisconsin Inc. board of directors, using the enclosed self addressed envelope, which requires no postage if mailed in the United States. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the annual meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 28, 2009.

Our proxy statement and the proxy card for our 2009 annual meeting of shareholders are available on our Web site at www.anchorbank.com. Information on our Web site other than this proxy statement and the proxy card, is not part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel

Madison, Wisconsin
June 29, 2009

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ANCHOR BANCORP WISCONSIN INC.
25 West Main Street
Madison, Wisconsin 53703

PROXY STATEMENT

ANNUAL MEETING

This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Anchor BanCorp Wisconsin Inc. (the “Company”), the holding company for AnchorBank, fsb. They will be used at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on July 28, 2009 at 2:00 p.m., Central Daylight Time, at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin. The accompanying Notice of Annual Meeting, this Proxy Statement, and the Proxy Card are being first mailed to shareholders entitled to vote at the Annual Meeting on or about June 29, 2009. As used in this Proxy Statement, the terms “we,” “us,” and “our” refer to the Company and “Bank” refers to AnchorBank, fsb.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is soliciting my vote?

The Board of Directors of Anchor BanCorp Wisconsin Inc. is soliciting your vote for our Annual Meeting.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, compensation of our directors and senior executive officers, the voting process and certain other information required to be disclosed in this Proxy Statement.

Who is entitled to vote?

Only holders of record of the common stock at the close of business on June 4, 2009 (the “Record Date”) will be entitled to notice of and vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all shareholders?

A total of 21,578,713 votes may be cast on each matter presented, consisting of one vote for each share of the Company’s common stock, par value $0.10 per share, which was outstanding on the record date. The Company’s common stock is listed on the NASDAQ Global Market (“NASDAQ”), and the Company is subject to NASDAQ’s rules and regulations. There is no cumulative voting for directors.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 10,789,357 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

What will I vote on?

You are being asked:

1. to elect three directors, each for a three-year term;

2. to approve the issuance of our common stock that would cause the total number of shares issued to equal or exceed 20% of the number of shares of common stock outstanding as of January 30, 2009, which may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program;

3. to make an advisory (non-binding) vote to approve the compensation for the Company’s executive officers, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission;

4. to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010;

5. to vote on a shareholder proposal which provides that the chairman of the board of directors be an independent, outside director who is not related by blood or marriage to, or has not previously served as, an executive officer of the Company; and

6. to transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

How do I vote?

If you are the shareholder of record:  You may vote by one of the following methods:

1. in person at the Annual Meeting; or

2. by mail by completing the Proxy Card and returning it.

Whichever method you use, the proxies identified on the Proxy Card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a signed Proxy Card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form:  You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals considered “non-routine” and will only vote on such proposals at the direction of the underlying beneficial owners of the shares of voting stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting.

How many votes will be required to elect a director or to adopt the proposals?

•	Proposal 1: The three nominees for director receiving the highest number of votes shall be elected to the Board. This is referred to as a “plurality.”

•	Proposals 2-5: To approve all other proposals, the votes cast for the proposal must exceed the votes cast against the proposal.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	Send in a new proxy card with a later date;

•	Send a written revocation to the Secretary of the Company; or

•	Attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of the Company at our address shown above, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I vote to abstain?

For each matter (including each individual director) submitted to the shareholders for a vote, you have the option of voting for, against or abstaining on such matter. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

What happens if I do not vote?

If you are a holder of record and you do not vote shares held in your name, those shares will not be voted.

Brokers who are members of the Financial Industry Regulatory Authority (“FINRA”) may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the FINRA may not, under NASDAQ rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

If you hold your shares in street name with a broker who is a member of FINRA and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the election of directors, and the ratification of the selection of our independent auditor in your broker’s discretion. However, your broker cannot vote on our issuance of our common stock that may be issued upon exercise of the warrant we issued to the U.S. Department of the Treasury (“Treasury”) in connection with our participation in the Capital Purchase Program of the Troubled Assets Relief Program, the compensation for our executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”) or the shareholder proposal relating to chairman independence.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, or on the other proposals.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shareholder proxies. Individual shareholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against the Company or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our Bylaws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any shareholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our Bylaws. The deadline for any shareholder to notify us of any proposals was April 20, 2009.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of each of Proposals 2, 3, and 4 and “AGAINST” Proposal 5.

Why is the Board recommending approval of Proposal 2, relating to the U.S. Department of the Treasury’s warrant issued under the Troubled Asset Relief Program, and what happens if it is not approved?

In the current banking and credit environment, the Board determined that it would be necessary to seek significant equity capital in order to strengthen our capital ratios in light of the deteriorating conditions in the

U.S. housing and credit markets and resulting elevated credit losses in our loan portfolio. The Board also concluded that in light of a variety of factors, including the weakening economy, increasing loan delinquencies, and capital markets volatility, it was important that we raise additional equity promptly and with a high degree of certainty of completion. After exploring and considering a broad range of potential financings and other alternatives, the Board decided to participate in the voluntary Capital Purchase Program of the Troubled Asset Relief Program (“TARP”) announced by the Treasury in October 2008. TARP provided the Company with access to additional permanent capital on terms significantly more favorable than those the Company could have obtained, if at all, from the capital markets. We issued to the Treasury a total of 110,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and we also issued to the Treasury a warrant to purchase 7,399,103 shares of our common stock in the TARP transaction. The preferred stock has a liquidation preference of $1,000 per share, and the warrant is exercisable at $2.23 per share, subject to anti-dilution provisions and certain other adjustments.

If Proposal 2 is approved at the Annual Meeting, the holders of the warrant will be entitled to exercise their warrants to purchase shares of our common stock at a price of $2.23 per share. If shareholder approval of Proposal 2 is not received, the holders of the warrant will not be entitled to exercise their warrants. In addition, if shareholder approval of Proposal 2 is not received by July 30, 2009, the exercise price of the warrant will be reduced. Further, we have agreed, pursuant to the provisions of the warrant (i.e, the securities purchase agreement with Treasury) to continue to seek to obtain shareholder approval until shareholder approval of Proposal 2 is obtained.

Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal 2 related to the warrant issued under TARP.

Why is the Board recommending approval of Proposal 3, relating to the advisory vote on executive compensation, and what happens if it is not approved?

The American Recovery and Reinvestment Act of 2009 (“ARRA”) requires TARP recipients to permit a non-binding shareholder vote to approve the compensation of executive officers.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board will take into account the outcome of the vote when considering future executive compensation decisions for executives.

Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal 3 related to executive compensation.

Why is the Board recommending approval of Proposal 4, relating to our independent public accountant, and what happens if it is not approved?

If Proposal 4 is ratified, we will retain McGladrey & Pullen LLP as our independent registered public accountants for the fiscal year ending March 31, 2010. If Proposal 4 is not ratified, the Audit Committee will reconsider whether to retain our independent registered public accountants for the fiscal year ending March 31, 2010.

Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal 4 related to our independent public accountant.

Why is the Board recommending that I vote against Proposal 5, relating to the shareholder proposal for an independent Chairman, and what happens if it is not approved?

•	The Company recently amended its bylaws to provide that the Chairman of the Board must be an independent director and not an employee or officer of the Company.

•	The Company’s corporate governance structure, including the provisions relating to qualifications of the Chairman of the Board, and the recent use of the position of Lead Director, already provides effective, independent oversight of management.

•	In February 2009, the Board appointed David Omachinski, an independent, non-executive director, to the position of Lead Director.

•	On June 22, 2009, the Board named Mr. Omachinski as Chairman of the Board of both the Company and the Bank.

•	The bylaw amendment and the Company’s corporate governance structure accomplish a significant portion of the shareholder proposal.

Accordingly, the Board unanimously recommends that shareholders vote “AGAINST” Proposal 5 related to an independent chairman.

What was the deadline for shareholders to notify us of proposals for the 2009 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2009 Annual Meeting for inclusion in the proxy statement was February 16, 2009. The deadline for submitting shareholder proposals for the 2009 Annual Meeting for inclusion on the agenda was April 20, 2009.

What is the deadline for shareholders to notify us of proposals for the 2010 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2010 Annual Meeting for inclusion in the proxy statement is February 16, 2010. The deadline for submitting shareholder proposals for the 2010 Annual Meeting for inclusion on the agenda is April 20, 2010.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, representatives of McGladrey & Pullen LLP will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. The representatives will also have the opportunity to make a statement, if they desire to do so. The Board has approved the appointment of McGladrey & Pullen LLP as our independent auditors for fiscal year ending March 31, 2010, subject to ratification by shareholders.

Will the directors attend the Annual Meeting?

We strongly encourage our directors to attend the Annual Meeting. At the 2008 Annual Meeting of shareholders, all of our directors were present.

How can I attend the Annual Meeting?

Only shareholders as of the record date (June 5, 2009) or their proxy holders may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. You or your proxy holder will then need to show photo identification at the shareholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

•	Photo identification, and

•	If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any shareholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of June 5, 2009, there was one holder that beneficially owned more than 5% of our common stock: Anchor Bancorp Wisconsin, Inc. Employee Stock Ownership Plan Trust.

How can I review the list of shareholders eligible to vote?

A list of shareholders as of the record date will be available at our offices at 25 West Main Street, Madison, Wisconsin 53703 from June 5, 2009 to the date of the Annual Meeting for inspection and review by any shareholder during regular business hours. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay the cost of preparing proxy materials and of soliciting your vote. We have retained Morrow & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $9,000. In addition, proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

Our articles of incorporation provide that the Board shall be divided into three classes which are as equal in number as possible. Pursuant to our Bylaws, the number of directors of the Company is currently set at ten, divided into classes of four, three and three directors each. One class is elected each year to serve for a term of three years, and in each case until their successors are elected and qualified.

The following three directors are to be elected at the Annual Meeting: Holly Cremer Berkenstadt, Donald D. Kropidlowski and Chris M. Bauer. Each of these persons currently is a director of the Company.

There are no arrangements or understandings between the nominees for director and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting. No director is related to any other director by blood, marriage or adoption, except that during the fiscal year ended March 31, 2009 and through June 22, 2009, Douglas J. Timmerman and Mark D. Timmerman (Douglas J. Timmerman’s son) were both Board members.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Nominees For Directors with Terms Expiring in 2012

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Chris M. Bauer	60	Director; President and Chief Executive Officer of the Company since June 2009; Director and Chief Executive Officer of the Bank since June 2009; current chairman of the American Automobile Association; founded First Business Bank Milwaukee in 2000, serving as its chairman until 2003; retired as chairman and Chief Executive Officer of Firstar Bank Milwaukee and head of commercial banking for Firstar Corp. in 1999.	2009
Holly Cremer Berkenstadt	53	Director; Former Chairman of the Board and Director of Wisconsin Cheeseman, Inc., a direct food and gift company located in Sun Prairie, Wisconsin, Director Cremer Foundation.	1994
Donald D. Kropidlowski	67	Director; formerly Senior Vice President of the Bank from July 1995 until August 2001; former Director, President and Chief Executive Officer of American Equity Bancorp and American Equity Bank of Stevens Point.	1995

The board recommends a vote FOR approval of the above nominees for director.

Members of the Board of Directors Continuing in Office

Directors with Terms Expiring in 2010

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Greg M. Larson	59	Director; Chief Executive Officer and Manager of CedarTree LLC. Former President and Chief Executive Officer of Demco, Inc., a direct mail school and library supply company located in Madison, Wisconsin.	1992
Douglas J. Timmerman	68	Director; former Chairman, President and Chief Executive Officer of the Company until June 2009; and has served in various management positions with the Bank.	1971
David L. Omachinski	57	Chairman of the Board since June 2009; Lead Director of the Board from February 2009 to June 2009; Independent Business Consultant. President & Chief Executive Officer of Magnum Products, LLC. (from October 2005 to August 2006). Magnum supplies light towers, mobile generators, trash pumps and other construction equipment for a variety of industries. Prior thereto, he was President & Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating & Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer & Treasurer (since 1993) of OshKosh B’Gosh, Inc.	2002
Pat Richter	67	Director; Retired. Director of Athletics-Emeritus at the University of Wisconsin. Member of the board of directors of the Green Bay Packers, Green Bay, Wisconsin; member of the board of directors Meriter Health Services, Madison, Wisconsin and member of the board of directors, Wisconsin Sports Development Corporation, Madison, Wisconsin. Mr. Richter is currently serving as a consultant for several business organizations.	1990

Directors with Terms Expiring in 2011

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Richard A. Bergstrom	59	Director; President of Bergstrom Corporation, Wisconsin’s #1 Automotive Retailer, with 25 dealerships across the state; Director of the Bank.	1999
Donald D. Parker	70	Director; Retired; former Officer, Director and Chairman of the Board of FCB Financial Corp. and Fox Cities Bank, F.S.B.	1999
James D. Smessaert	71	Director; Retired; former President, Director and Chairman of the Board of Ledger Capital Corp. and Ledger Bank, S.S.B.	2002

(1)	Includes service as director of the Bank.

Independence of Directors

Our Board has adopted the following standards for director independence in compliance with rules of the SEC and corporate governance listing standards for companies listed on the NASDAQ:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us);

•	A director who is an employee, or whose immediate family member is an executive officer of ours is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other charity’s or company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Based on its annual review of the independence of directors, our Board has determined that each member of the Board, except Messrs. Bauer and Timmerman, meets the aforementioned independence standards. Mr. Timmerman does not meet the aforementioned independence standards because he is the former President and Chief Executive Officer of the Company and because his son, Mark Timmerman is Executive Vice President, Secretary and General Counsel of the Company and President and Chief Operating Officer of the Bank. Mr. Bauer does not meet the aforementioned independence standards because he is the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.

The independent directors meet in executive session regularly and additionally, as appropriate. On February 9, 2009, the Company announced it created the position of Lead Director and appointed David L. Omachinski to that position. The Lead Director called and presided over special meetings and executive sessions of the Board; established, created and approved, in collaboration with the Chairman, the agendas, meeting dates, meeting locations and materials for all regular meetings of the Board and all special meetings of the Board called by the Chairman or the Lead Director; consulted regularly with the Chief Executive Officer, Board and Board committees; served as an independent point of contact for any shareholder of the Company who seeks to communicate with one or more members of the Board without the participation, assistance or cooperation of management. On June 22, 2009, Mr. Omachinski was appointed Chairman of the Board.

The Board and its Committees

Regular meetings of our Board are held quarterly and special meetings of the Board are held as needed. The Board held a total of fifteen meetings during the fiscal year ended March 31, 2009. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the fiscal year ended March 31, 2009, and the total number of meetings held by all committees on which he or she served during such year.

Each director serving on any of the committees is independent as defined by NASDAQ Rules and applicable law. Current copies of the written charter of each committee are available on our website at www.anchorbank.com.

Audit Committee

The Audit Committee of the Board provides assistance to the Board in fulfilling its oversight responsibility to the shareholders of the Company relating to:

•	Monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;

•	Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on the Company’s Web site at www.anchorbank.com, and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

•	Monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

•	Retaining and determining the compensation of the independent auditors;

•	Monitoring our financial, litigation and compliance risks; and

•	Reporting to our Board as appropriate.

The Audit Committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage and retain independent counsel and other advisors as it determines necessary to carry out its duties. The members of the Audit Committee, which met six times during the fiscal year ended March 31, 2009, are Ms. Berkenstadt and Messrs. Larson, Omachinski and Parker. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines.

The Board has determined that Mr. Omachinski meets the standard of “Audit Committee Financial Expert”, as defined by the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NASDAQ listing standards.

The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s Web site at www.anchorbank.com.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

•	Recommending to the Board the compensation and benefits for the CEO considering (at a minimum) the Company’s performance, relative shareholder return and the value of compensation granted to CEO’s at comparable or peer companies;

•	Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;

•	In accordance with the ARRA, meeting at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company, as a participant in the Capital Purchase Program under the Emergency Economic Stabilization Act (“EESA”), to ensure that such plans do not encourage employees to take unnecessary and excessive risks; and, to the extent required by EESA, reviewing, at least annually “Senior Executive Officer” (“SEO” as defined in EESA) compensation, to ensure SEO compensation does not encourage such officers to take unnecessary and excessive risks;

•	Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

•	Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

•	Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;

•	Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

•	Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

The members of this committee, which met two times during the fiscal year ended March 31, 2009, are Messrs. Donald D. Kropidlowski, Greg M. Larson and Pat Richter. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the NASDAQ and the Company’s corporate governance guidelines. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 2009, is set forth below under “Executive Compensation — Report of the Compensation Committee.

The Compensation Committee operates pursuant to a written charter, a copy of which is available on the Company’s Web site at www.anchorbank.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board evaluates and make recommendations to the Board for the election of directors and evaluation of the Company’s corporate governance practices and policies. As of March 31, 2009, the members of this committee were Messrs. Greg M. Larson, David L. Omachinski, Pat Richter, Richard A. Bergstrom, Donald D. Parker and James D. Smessaert. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines. During the fiscal year ended March 31, 2009, the Nominating and Corporate Governance Committee met one time.

The Nominating and Corporate Governance Committee proposes a slate of directors for election by our shareholders at each annual meeting and appoints candidates to fill any vacancies on the Board. In addition, the Nominating and Corporate Governance Committee assists the Board with:

•	Identifying and recommending qualified candidates to fill positions on the Board and its committees;

•	Recommending to the Board the compensation and benefits for directors;

•	Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

•	Overseeing the evaluation of the Board and its committees and members, including the self- evaluation of the Nominating and Governance Committee;

•	Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

•	Overseeing the succession planning process for the Company’s chief executive officer, executive officers and senior managers holding significant positions within the Company; and

•	Reviewing disclosures in our annual proxy statement, including any shareholder proposals and any statements in opposition.

The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which is available on the Company’s Web site at www.anchorbank.com.

Selection of Nominees for the Board

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Nominations” below. Shareholder’s nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

The Nominating and Corporate Governance Committee considers the following general criteria for director nominations:

•	A director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets.

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its shareholders;

•	Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

•	Non-management directors should satisfy our independence criteria;

•	Directors who are expected to serve on a committee of the Board shall satisfy NASDAQ and legal criteria for members of the applicable committee;

•	Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and

•	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

The Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. In the past, the Committee has identified potential Board candidates through acquisitions by the Company, recommendations by members of the Board and community contacts.

Shareholder Nominations

Article IV, Section 4.14 of our Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

If a shareholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, then a director can be elected by a plurality of the votes cast, meaning that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the annual meeting which, for the Annual Meeting, is three. No shareholder has nominated any candidates for our Board and, therefore, the election is uncontested.

Contacting the Board of Directors and Annual Meeting Attendance

Shareholders and other interested parties may communicate with the Board by writing to the Anchor BanCorp Wisconsin Inc. Board of Directors, 25 West Main Street, Madison, Wisconsin 53703, c/o Mark D. Timmerman, Executive Vice President, Secretary and General Counsel. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our board of directors.

We strongly encourage, but do not require, Board members to attend our Annual Meeting of shareholders. Last year, all of our directors attended the Annual Meeting.

Compensation of Directors

Meeting Fees.  Each member of the Board of the Company is paid a fee of $2,500 for each regular quarterly board meeting attended. In addition, each director of the Bank also is paid a fee of $2,500 for each regular meeting of the board of directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $500 for each regular committee meeting of the respective board attended and $1,250 for each special board meeting attended. The Audit Committee Chair receives an annual retainer of $8,000, payable quarterly. Mr. Omachinski served as Lead Director between February 2009 and June 2009 and was paid a fee of $23,000 per month. That fee has been terminated. On June 22, 2009, Mr. Omachinski was elected Chairman of the Board and will receive a Chairmanship fee equal to the fee he received as Lead Director.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each member of the board of directors during the year ended March 31, 2009. Messrs. Douglas and Mark Timmerman have been omitted from the table as their compensation is fully reported in the Summary Compensation Table below. Mr. Bauer, who joined the Board after March 31, 2009, is also not included in the following table. There were no stock awards, non-equity incentive plan compensation or above-market or preferential earnings on deferred compensation to any of the non-employee directors in fiscal 2009, and none of the non-employee directors participates in a defined benefit pension plan of the Company or the Bank.

			All Other
	Fees Earned or Paid	Option Awards	Compensation
Name	in Cash ($)(1)	($)(2)	($)(3)	Total ($)

Richard A. Bergstrom	$55,750	$—	$—	$55,750
Holly L. Cremer Berkenstadt	20,750	—	—	20,750
Donald D. Kropidlowski	21,750	—	—	21,750
Greg M. Larson	56,000	—	—	56,000
David L. Omachinski	89,750	—	3,018	92,768
Donald D. Parker	25,000	—	—	25,000
Pat Richter	55,000	—	—	55,000
James D. Smessaert	21,250	—	—	21,250

(1)	Includes meeting, committee and Lead Director fees.

(2)	No options were granted or resulted in compensation expense in fiscal year 2009.

(3)	Includes interest paid on the directors’ deferred compensation plan from Fox Cities Bank.

Directors’ Stock Option Plans.  The Company has adopted the 2001 Stock Option Plan for Non-Employee Directors (the “2001 Directors’ Plan”) which was approved by shareholders and provides for the grant of non-qualified stock options to non-employee directors of the Company and the Bank. During the year ended March 31, 2009, no stock options were granted. Each non-officer director had the following equity awards outstanding at March 31, 2009:

Option Awards
Number of
Securities
Underlying
Unexercised
Name	Options (#)

Richard A. Bergstrom	18,000
Holly L. Cremer Berkenstadt	18,000
Donald D. Kropidlowski	8,000
Greg M. Larson	20,000
David L. Omachinski	11,460
Donald D. Parker	20,745
Pat Richter	8,000
James D. Smessaert	8,000

The options expire on the earlier of (i) ten years from the date of grant or (ii) within one year of termination of service as a director.

As of March 31, 2009, the remaining options available to be granted under the 2001 plan to the directors is 112,000 shares.

Directors’ Deferred Compensation Plan.  The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director’s fees. Under the plans, the Company and the Bank are obligated to pay the deferred fees, semi-annually over a five-year period together with interest at a stated rate, upon the participating director’s resignation from the board of directors. During the year ended March 31, 2009, no director deferred funds pursuant to these deferred compensation plans.

Statement on Corporate Governance

We have reviewed the provisions of the Sarbanes-Oxley Act of 2002, EESA and ARRA, SEC rules and NASDAQ listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have amended and adopted the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to implement the rules and standards. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. You can access our committee charters and our Code of Business Conduct and Ethics at our Web site at www.anchorbank.com or by writing to us at 25 West Main Street, Madison, Wisconsin 53703, Attention Mark D. Timmerman, Executive Vice President, Secretary and General Counsel.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

No member of the Compensation Committee serves as an officer or employee of the Company. Mr. Kropidlowski is a former executive of the Bank, having retired in 2005. None of the Company’s executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s board of directors. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member the Company’s Compensation Committee.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table sets forth the aggregate fees paid by us to our independent registered public accounting firm, McGladrey & Pullen LLP, and its affiliate, RSM McGladrey, Inc. for professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2009 and 2008, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during fiscal 2009 and 2008.

	Year Ended March 31,
	2009	2008

Audit fees(1)	$531,303	$552,649
Audit-related fees(2)	8,000	9,250
Tax fees(3)	40,200	39,600
All other fees(4)	63,093	—

Total	$642,596	$601,499

(1)	Audit fees consist of fees incurred in connection with the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC, the review of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of the Company’s internal controls, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees incurred in connection with compliance requirements of FHLB, WHEDA and Student Loan programs.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

(4)	Includes fees in connection with the Registration Statement on Form S-3 filed October 2008.

The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its charter, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.

During the year ended March 31, 2009, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function, the annual independent audit of the Company’s financial statements, internal controls over financial reporting and of management’s assessment of the Company’s internal controls over financial reporting. The board of directors has determined that each member of the Audit Committee (David L. Omachinski, Holly Cremer Berkenstadt, Donald D. Parker and Greg M. Larson) is “independent,” as defined in the current listing standards of the NASDAQ and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board and it’s committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, the Board has determined that each Audit Committee member satisfies the financial literacy requirements of the NASDAQ and that Mr. Omachinski qualifies as an independent “Audit Committee Financial Expert” within the meaning of applicable rules of the SEC.

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed with management, the audited financial statements for the fiscal year ending March 31, 2009. The Audit Committee also discussed the matters required to be discussed by Statement of Auditing Standard No. 61, as amended by Statement on Auditing Standards No. 90, with the Company’s independent auditors, McGladrey & Pullen LLP. The Audit Committee received a written disclosure and letter from McGladrey & Pullen LLP as required by Independence Standards Board Standard No. 1, and discussed with McGladrey & Pullen LLP its independence. Based on its review and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K filed with the SEC.

The Committee has appointed McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2010. While the Committee has the sole authority to appoint the independent auditors, the Committee has recommended to the board of directors that the Company continue its long-standing practice of requesting that Shareholders ratify the appointment.

Date: June 24, 2009

Respectfully submitted:

David L. Omachinski, Audit Committee Chair
Holly Cremer Berkenstadt
Donald D. Parker
Greg M. Larson

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

Mark D. Timmerman (age 41).  Mr. Mark Timmerman currently serves as Executive Vice President, Secretary and General Counsel of the Company and President and Chief Operating Officer of the Bank. He previously served as a Director and the Company and Bank and as Executive Vice President of the Bank. He has been a member of the State Bar of Wisconsin since 1994.

J. Anthony Cattelino (age 66).  Mr. Cattelino currently serves as Executive Vice President and Recording Secretary of the Company and as Executive Vice President — Marketing and Retail Administration for the Bank. He is responsible for the branch network, deposit acquisition, consumer lending, marketing and retail operations. Mr. Cattelino joined the Bank in 1974 as Director of Marketing, was promoted to Vice President of Marketing in 1976, to Senior Vice President in 1985, and to his current position in 2003. Mr. Cattelino is a member of the board of directors for the Mendota Gridiron Club and holds both a BBA from UW-Whitewater and a MBA, with an emphasis in Marketing, from Northern Illinois University. On June 22, 2009, Mr. Cattelino announced that he intended to retire effective June 30, 2009.

Daniel K. Nichols (age 53).  Mr. Nichols is currently Executive Vice President — Commercial Lending of the Bank and is responsible for commercial lending and commercial real estate. He joined the Bank in 1985 to develop the Commercial Lending Department. In 1990 he was promoted to Vice President and became responsible for commercial lending and commercial real estate. He was promoted to First Vice President in June of 1996 and assumed his present position in 2005. Mr. Nichols holds both a BBA and MBA in finance from the University of Wisconsin-Madison. He is a Board member of the Weinert program at the University of Wisconsin and is also on the board of directors of the Easter Seal Society.

Dale C. Ringgenberg (age 60).  Mr. Ringgenberg is currently Senior Vice President — Treasurer and Chief Financial Officer of the Company and Senior Vice President — Treasurer and Chief Financial Officer of the Bank. Mr. Ringgenberg joined the Bank in 1976 as Staff Accountant, was promoted to Vice President — Controller in 1991, to First Vice President in 2003 and to his current positions in 2007. Prior to joining the Company, Mr. Ringgenberg was Director of Accounting of Kennedy & Cohen, an Electronic & Appliance Chain in Roseville, Minnesota.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes certain information as to the common stock beneficially owned as of June 5, 2009, the voting record date for the annual meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who or which were known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company who are named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company and the Bank as a group.

Common Stock Beneficially
Owned as of June 5, 2009(1)
Name & Address of Beneficial Owner	No. of Shares	Percentage

Anchor Bancorp Wisconsin Inc.	1,195,831(2)	5.39%
Employee Stock Ownership Plan Trust
25 West Main Street
Madison, Wisconsin
Directors:
Chris M. Bauer(3)	0(6)	*
Holly Cremer Berkenstadt	41,749(4)	*
Richard A. Bergstrom	47,190(4)	*
Donald D. Kropidlowski	80,903(4)	*
Greg M. Larson	49,500(4)	*
David L. Omachinski	15,060(4)	*
Donald D. Parker	176,604(4)	*
Pat Richter	41,244(4)	*
James D. Smessaert	36,405(4)	*
Douglas J. Timmerman	1,457,927(4)	6.57
Named Executive Officers:
Mark D. Timmerman	371,774(4)	1.68
J. Anthony Cattelino(5)	161,674(4)	*
Dale C. Ringgenberg	26,744(4)	*
Daniel K Nichols	124,227(4)	*
All directors and executive officers of the Company and the Bank as a group (16 persons)	2,885,803	13.01

*	Represents less than 1% of the outstanding Common Stock.

(1)	For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares that are subject to stock options which are exercisable within 60 days of the voting record date by an individual or group are deemed to be beneficially owned and deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

(2)	The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust (“Trust”) was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan (“ESOP”) by an agreement between the Company and the trustees. The current trustees are: Ronald R. Osterholz, Senior Vice President — Human Resources of the Bank, and Mark D. Timmerman, Executive Vice President — Operations & Planning, Secretary, and General Counsel of the Company. As of the voting record date, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as those shares for which instructions are given. Includes shares held in ESOP allocated to the following accounts: Mr. Smessaert — 26,404 shares; Mr. D. Timmerman — 35,020 shares; Mr. M. Timmerman — 7,065 shares; Mr. Cattelino — 30,647 shares; Mr. Ringgenberg — 14,544 shares; and Mr. Nichols — 18,115 shares.

(3)	Mr. Bauer became a director June 22, 2009.

(4)	Includes shares held directly, in retirement accounts or by members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also reflects the holdings of certain of the directors and executive officers of shares of the Company pursuant to the Company’s deferred compensation plan and 401(k) plan. In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 5, 2009, as follows: Ms. Berkenstadt — 18,000 shares; Mr. Bergstrom — 18,000 shares; Mr. Kropidlowski — 8,000 shares; Mr. Larson — 20,000 shares; Mr. Omachinski — 11,460 shares; Mr. Parker — 20,745 shares; Mr. Richter — 8,000 shares; Mr. Smessaert — 8,000 shares; Mr. D. Timmerman — 307,959 shares; Mr. M. Timmerman — 86,545 shares; Mr. Cattelino — 0 shares; Mr. Ringgenberg — 2,700 shares; Mr. Nichols — 30,000 shares; and all directors and executive officers of the Company and the Bank as a group — 599,759 shares.

(5)	On June 22, 2009, Mr. Cattelino announced that he intended to retire effective June 30, 2009.

(6)	Mr. Bauer will be entitled to receive various grants of common stock of the Company pursuant to his employment agreement. See “Compensation Discussion and Analysis- Employment and Severance Agreements- Chris Bauer.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and NASDAQ by specific dates. Based on representations of its directors and executive officers and copies of the reports that they have filed with the SEC and NASDAQ, we believe that all of these filing requirements were satisfied by the Company’s directors and executive officers during the year ended March 31, 2009.

EXECUTIVE COMPENSATION
COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2009 Annual Meeting of shareholders.

Donald D. Kropidlowski
Greg M. Larson
Pat Richter

COMPENSATION DISCUSSION AND ANALYSIS

Overview of the Company’s Financial Performance

As with many financial services companies, fiscal 2009 was the most challenging year the Company has ever faced. Due to the economic crisis in the U.S. and other factors, the Company experienced a substantial loss and its stock price declined precipitously. In response, the Compensation Committee of the Company made the following decisions with regard to executive compensation:

•	eliminated base salary increases for Named Executive Officers and for other senior management officers in calendar 2009

•	eliminated non-equity incentive payments for the Named Executive Officers and for other senior management for fiscal 2009 performance

•	eliminated long-term equity incentive awards for the Named Executive Officers and for other senior management for fiscal 2009 performance

•	reduced the term of applicable employment agreements for Named Executive Officers.

Government Intervention and Regulation and Compensation Compliance Under the Troubled Asset Relief Program

In response to the deteriorating economic conditions and the prolonged financial market crisis, the U.S. Government has taken a variety of extraordinary measures designed to restore confidence in the financial markets and to strengthen financial institutions, including programs established under the EESA, which was enacted by the U.S. Congress in October of 2008. We elected to participate in several of these measures, including the CPP promulgated under TARP, which was designed to stabilize the financial markets by providing capital to healthy institutions and increase the flow of credit to businesses and consumers. Under this program, on January 30, 2009, we sold $110 million of our preferred stock and a ten-year warrant to purchase up to 7,399,103 shares of common stock to the Treasury.

Participation in the CPP requires institutions to limit executive compensation by adopting: (1) measures that discourage unnecessary and excessive risk taking; (2) a right to recover (claw-back) incentive compensation based on erroneous information; (3) a ban on golden parachute payments; and (4) a limit on tax deductions for remuneration to certain executive officers to $500,000. The Company and the Compensation Committee have taken, and will continue to take, all steps necessary to comply with the requirements imposed in connection with the Company’s participation in the CPP. Steps taken to date include: (1) our named executive officers entered into agreements and executed waivers consenting to the restrictions and limitations required by the TARP program rules (including the claw-back of incentive compensation based on erroneous information) in effect as of January 30, 2009; and (2) the Compensation Committee conducted a review of our incentive plans from a risk perspective and concluded they do not encourage unnecessary or excessive risk.

Subsequent to our election to participate in the CPP, on February 17, 2009, the President signed into law the ARRA, which, among other things will impose additional restrictions on executive compensation for institutions that receive TARP capital, including companies that participated in the CPP prior to the enactment of ARRA. The ARRA directs the Treasury to issue regulations implementing strict limitations on compensation paid or accrued by financial institutions participating in the CPP. The limitations are to include: (1) a prohibition on paying or accruing any bonus, incentive or retention compensation for at least the five most highly compensation employees, other than certain awards of long-term restricted stock or bonuses payable under existing employment agreements; (2) a prohibition on making any payments to the five highest paid executive officers and the next five most highly compensated employees for departure from the Company other than compensation earned for services rendered or accrued benefits; (3) subjecting bonus, incentive, and retention payments made to the five highest paid executive officers and the next 20 most highly compensated employees to repayment (claw-back) if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate; (4) a prohibition on any compensation plan that would encourage manipulation of reported earnings; (5) establishment by the Board of a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business; (6) submitting a “say-on-pay” proposal to a non-binding vote of shareholders, whereby shareholders vote to approve the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement; such a proposal will be presented at the Annual Meeting, as described in this Proxy Statement under Proposal 3 — Non-Binding Resolution on Executive Compensation; and (7) a review by the Treasury of any bonus, retention awards or other compensation paid to the five highest paid executive officers and the next 20 most highly compensated employees prior to February 17, 2009 to determine if such payments were excessive and negotiate for the reimbursement of such excess payments.

The ARRA directs the Treasury and the SEC to issue regulations implementing the foregoing. There are numerous questions regarding the scope of the limitations and the requirements of the ARRA. None of the regulations mandated by the law had been issued by the Treasury prior to finalization of this Proxy Statement. Pending the issuance of the regulations, the Board, the Compensation Committee and management are reviewing the requirements of the ARRA, its impact on current and future compensation, and the effect of the law’s requirements on the Company’s competitive position. Actions required by consideration of the ARRA, competitive factors and our overall compensation philosophy and objectives may include changes to the form and amount of compensation paid to our executive officers, including higher base salaries, the reduction or elimination of bonus compensation, issuance of long-term restricted stock awards and modification to existing agreements.

Except as expressly mentioned otherwise, the following discussion does not address the effect, if any, compliance with the ARRA may have on our executive compensation program and references to the TARP program refer to its requirements as applicable to the ARRA.

Nature and Structure of Compensation Administration

Our Compensation Committee (the “Committee”) of the Board of Directors is responsible for all compensation, including equity compensation, of the Company’s Named Executive Officers (“NEOs”). The Committee consists of Messrs. Donald D. Kropidlowski, Greg M. Larson and Pat Richter. The Committee sets the strategic direction for the Company’s executive compensation policies and programs and helps ensure management’s execution and compliance with that strategic direction. It also oversees administration of certain compensation and benefit arrangements described in this Proxy Statement. It sets the compensation of the Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes compensation for the other NEOs.

Our compensation philosophy is to offer competitive total compensation and reward financial performance results that drive shareholder value. Through our executive compensation program, we strive to align the financial interests of our executive officers with the long-term interests of our shareholders, motivate our executive officers to achieve our strategic goals and attract and retain high performing executive officers to increase our profitability. We believe in structuring a significant portion of the value of our executives’ total compensation in a form to motivate them to take actions that will favorably impact the Company’s profitability, as well as long-term shareholder value. Our compensation program is also intended to offer competitive pay packages in order for us to retain our executive talent and to attract talented executives in the future. Our executive compensation program focuses on base salary, annual non-equity incentive payment dependent on our achievement of certain company-wide financial performance levels or objectives and certain individual performance goals, and long-term equity incentive awards. The executive compensation program is intended to reward the accomplishment of strategic plan objectives and results as evaluated by members of the Compensation Committee.

We believe each compensation element is important in achieving our strategic plan objectives for the compensation programs, which in turn reflect the Board’s objectives for the Company. Annual non-equity incentive payments typically are paid in amounts that are dependent on return of equity performance relative to Company performance as compared to our peer group. Equity awards in the form of restricted stock subject to long term vesting schedules serves to retain executives and keep a portion of executives’ compensation tied to the long-term value created in the Company. Severance and change-in-control agreements help assure that we can retain continuity in management in the midst of potentially disruptive events like significant changes in the strategic direction or a sale of the Company without our executives being unduly distracted by the personal impact of major decisions we make in the best interest of the organization.

Peer Group Review

The Committee utilizes peer group information as a general check to confirm that the compensation levels of our named executive officers are not measurably out of line (high or low) with our peers. In addition, our return on equity results as compared to the return on equity results of the peer group is instrumental in the computation of our annual non-equity incentive payment program. For the fiscal year ending March 31, 2009, we derived peer group data from the following 26 publicly traded bank and thrift holding companies that range in asset size from $1 billion to $24 billion and are engaged in similar lines of business as the Company. The median size of the companies in this group was $3.8 billion in assets compared to the Company’s $5.3 billion in assets as of March 31, 2009. Company management provided input as to the constituents of this peer group to the Committee. This peer group is used for comparison of compensation levels for the NEOs and for comparing the Company’s business performance to demonstrate pay-for-performance and other pay practices.

First Financial BanCorp.	CFS BanCorp Inc.	First Place Financial Corp.	Privatebancorp, Inc.
1st Source Corp.	Chemical Financial Corp.	Independent Bank Corp.	Taylor Capital Group, Inc.
Amcore Financial, Inc.	Citizens Banking Corp.	Integra Bank Corp.	TierOne Corp.
Associated Banc-Corp.	Corus Bankshares, Inc.	MB Financial, Inc.	Waterstone Financial, Inc.
Bank Mutual Corporation	First Financial Corp.	MBT Financial Corp.	Wintrust Financial Corp.
Baylake Corp.	First Merchants Corp.	Midwest Banc Holdings
Capital Bank Corp.	First Midwest Bancorp, Inc.	Park National Corp.

The fiscal 2009 peer group is the same from the fiscal 2008 peer group.

Role of CEO

During the fiscal year ended March 31, 2009, the Committee sought the advice and recommendations of our then-CEO, Douglas J. Timmerman, in reviewing all aspects of executive compensation, other than issues that relate specifically to his own compensation and the compensation of Mark D. Timmerman. The Committee intends to seek the advice and recommendations of our new CEO, Chris M. Bauer, in reviewing all aspects of executive compensation, other than issues that relate specifically to his own compensation. We believe this is helpful and appropriate to give the Committee needed insights regarding the contributions of individual executives and the CEO’s views on effective tools to motivate and reward his management team. From time to time, the Committee also seeks the advice and consultation of nationally-recognized compensation consultants, other executive officers and legal counsel who are well versed in the structure of the various executive compensation programs, including tax and accounting implications.

2009 Compensation

Historically, the Committee evaluates the base salary of the CEO and the other NEOs at its November meeting of each year and approves increases to base salaries after reviewing peer group information. At a meeting of the Board of Directors in November 2008, based on management’s recommendation, base salary increases were eliminated for calendar 2009. At a meeting of the Board of Directors in January 2009, based on management’s recommendation, the decision was made to eliminate non-equity incentive payments for fiscal 2009 performance.

The Committee met several times in connection with the retention of Mr. Bauer as the new CEO of the Company and the determination and negotiation of his compensation. In this context, the Committee reviewed peer group information and applied the compensation philosophies described above.

The Elements of Executive Compensation

Short Term

Base Salary — The Company’s objective is to pay a base salary that is competitive with that of peer companies to reward performance and to enable it to attract and retain the top talent that the Company needs to manage and expand its business. Base salary is set each year taking into account market compensation data, as well as the performance level of the executive and the competency level demonstrated in the past. Changes in base salary are market-based and typically effective in the first quarter of each year. Although we do not formally benchmark base salary amounts for NEOs and other executive officers to selected competitors or peer group averages, we believe the base salaries for the named executive officers are below competitive norms based on studies available from compensation consultants and historical proxy statement information of peers

Non-Equity Incentive Plan — Our annual Non-Equity Incentive Plan comprises the incentive, or performance-based portion of our compensation program and the amount payable under this program is variable depending on Company (70%) and individual performance (30%). Annual non-equity incentive payments are designed to reward executives if the results of both their collective and individual efforts are translated into achieving financial results, within the confines of certain safety and soundness standards that must also be satisfied.

We believe that return on equity best measures the success of the Company’s current operating strategies and business plan. For a number of years we have used this financial metric as the basis for determining annual non-equity incentive payments.

To the extent desired return on equity results are not met when compared to the return on equity results of the peer group, executives’ annual non-equity incentive payment opportunities are diminished. However, we also are of the view that executives should have the opportunity to earn some portion of the annual non-equity incentive payment amount (30%) whether return on equity results are attained since annual financial performance can be greatly influenced by market forces difficult to forecast with certainty and beyond management’s control. To recognize and reward individual performance, we consider the contributions made by the respective executive in regards to the attainment of Company and personal goals.

For the fiscal year ending March 31, 2009, based on management’s recommendation, the decision was made to eliminate non-equity incentive payments for fiscal 2009 performance.

Based upon the discussion in Government Intervention and Regulation and Compensation Compliance Under the Troubled Asset Relief Program above and following a full assessment of the effects of the ARRA on our compensation program, the Committee will need to revisit our Non-Equity Incentive Plan in light of the provisions of TARP and the ARRA.

Long Term

Long-Term Equity Incentive Awards

We believe it is in the best interests of shareholders to have a significant portion of executives’ compensation comprised of stock-based compensation in order to closely align executives’ interests with those of shareholders. In contrast to other components of our executive compensation program, the determination of equity compensation amounts has historically been a discretionary process that takes into account a number of factors, but is not formulaic. We have historically awarded stock-based compensation to executives in the form of stock options. Beginning in fiscal 2007, however, we changed this approach and began granting equity compensation in the form of restricted stock.

This change to restricted stock from stock options follows a recent trend among public companies, which is rooted, at least in part, in the new stock option expensing rules that eliminated the favorable accounting treatment for compensation in the form of stock options. Restricted stock allows us to deliver the desired level of equity compensation with the use of fewer shares reserved for issuance under our 2004 Equity Incentive Plan. We believe restricted stock is an effective compensation tool in delivering equity value to executives and balance well with other performance-based aspects of our compensation program. Because the true value of the restricted stock cannot be enjoyed by the executive until the underlying shares are delivered on future vesting dates, restricted stock provides an incentive for executives to keep focused on achieving long-term value for our shareholders and serve as a key retention tool.

At a Board of Directors meeting held January 2009, based on management’s recommendations, it was decided that no Long-Term Equity Incentive Awards would be made for the fiscal 2009 year. The grant date value of restricted stock awards is reflected as compensation expense in our financial statements ratably over the vesting period of the individual awards.

We do not generally consider the current value of past equity compensation awards in determining the amount of current equity award grants.

Retirement Plans

All of the NEOs participate in the 401(k) Plan. Mr. Bauer has the option to participate in the 401(k) Plan. See Employment and Severance Agreements- Chris Bauer.

Excess Benefit Plan

During fiscal 1994, the Bank adopted an Excess Benefit Plan (“EBP”) for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company’s Retirement Plan and ESOP, but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code. During fiscal 1994, Mr. D. Timmerman was designated as a participant in the EBP, during fiscal 1995 Mr. Cattelino was designated as a participant in the EBP, during fiscal 2004 Mr. M. Timmerman was designated as a participant in the EBP, and during fiscal 2008, Mr. Ringgenberg as designated as a participant in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Internal Revenue Code over (ii) the actual amount of salary actually deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Internal Revenue Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Internal Revenue Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year. Amounts credited for fiscal 2009 were $2,000, $10,303, $0, and $0 for Messrs. D. Timmerman, M. Timmerman, Cattelino and Ringgenberg, respectively. Mr. Bauer is not eligible for the EBP. See Employment and Severance Agreements- Chris Bauer.

During fiscal 1994, the Bank amended the Trust to permit contributions by the Bank to fund the Bank’s obligations under the EBP. In April 2001, the Bank amended the EBP to provide that amounts credited to the participant’s account thereunder shall be treated as if they were actually invested in shares of common stock as the sole investment choice.

The Bank may amend the EBP, as well as the Deferred Compensation Agreement discussed below, to make any changes required to comply with Section 409A of the Internal Revenue Code which governs nonqualified deferred compensation plans. The Internal Revenue Service has issued final regulations with respect to the application of Section 409A. Following its review of the final regulations, the Bank will evaluate whether any changes need to be made to each of the foregoing plans to comply with Section 409A of the Internal Revenue Code.

Deferred Compensation Plan

In December 1986, the Bank and Mr. D. Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. D. Timmerman or his beneficiary the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of common stock based on the then-existing value of the amount of common stock, including fractional shares, which could be purchased in the initial public offering of common stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $291,309 (which it previously had expensed for financial statement reporting purposes) and an additional $101,953 to a rabbi trust (the “Trust”) which purchased 30,000 shares of common stock in the open market following consummation of the initial public offering of the common stock. The shares of common stock held in the Trust are voted by an independent trustee prior to distribution to Mr. D. Timmerman in accordance with the terms of the deferred compensation agreement.

Perquisites

We provide the NEOs with perquisites and other personal benefits that we believe are reasonable relative to our peer group and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. The incremental costs to us of providing these perquisites and other personal benefits to the named executive officers for the fiscal year ended March 31, 2009, are included in the Summary Compensation Table under the “All Other Compensation” column.

Employment Agreements and Change in Control Agreements

We are parties to employment agreements with Messrs. D. Timmerman, Cattelino and M. Timmerman. We will also enter into an employment agreement with Mr. Bauer, effective June 22, 2009, after receiving final approval from Office of Thrift Supervision (“OTS”). These agreements with top executive officers are customary in the banking industry and for public companies in general and we believe they are important for gaining assurances that the primary individuals responsible for leading the Company will remain committed to the Company. We do not currently have employment agreements with any other executive officers.

We are parties to change-in-control agreements with Mr. Nichols and certain other executive officers, which provide for certain financial protection in the event of termination of employment following a change in control. We believe these agreements are important from both a retention standpoint as well as to provide us with some degree of assurance that executives will remain focused on the business of operating the Company and insuring a smooth transition in the event of a change-in-control despite personal uncertainty and disruption arising from the circumstances.

For a detailed description of the terms of the employment agreements and change-in-control agreements, as well as an analysis of the payments that would be made under these agreements in various termination scenarios, see “Employment and Severance Agreements” and “Termination and Change in Control Payments and Benefits.”

Employment and Severance Agreements

The Company and the Bank (collectively the “Employers”) have entered into employment agreements with Messrs. D. Timmerman, M. Timmerman, and Cattelino pursuant to which the Employers agreed to employ these persons in their current positions for a term of three years, three years and two years, respectively, at their current salaries of $295,000, $460,800, and $179,400, respectively. On an annual basis, the board of directors of the Employers may extend the employment term for an additional year, following an explicit review by such boards of directors of the officer’s employment under the employment agreement. In February 2009, the Board of Directors, based on management’s recommendations, declined to extend the employment term for an additional year. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, retirement or death. In the event that the officer’s employment is terminated due to disability, as defined, he shall be paid 100% of his salary at the time of termination for a period of one year after termination and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term, which amounts shall be offset by payments received from any disability plans of the Employers and/or any governmental social security or workers compensation program. In the event that, prior to a Change in Control, as defined, (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the officer shall be entitled to (i) severance payments for a 36-month period in the case of Messrs. D. Timmerman and M. Timmerman, and a 24-month period in the case of Mr. Cattelino, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment, and (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period and the officer’s obtainment of full time employment by another employer which provides substantially similar employee benefits at no cost to the officer. In the event that the officer’s employment is terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, or the officer terminates his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer’s employment during the 24-month period and 12-month period following a Change in Control in the case of Messrs. D. Timmerman and M. Timmerman, and Mr. Cattelino, respectively, the officer would be entitled to (i) severance payments for a 36-month period in the case of Messrs. D. Timmerman and M. Timmerman and a 24-month period in the case of Mr. Cattelino, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in the officer on the basis of his most recently completed calendar year of employment, (ii) the benefits specified in clause (ii) in the immediately preceding sentence for the applicable severance period and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Employers during the applicable severance period at the annual compensation level represented by his severance pay. A Change in Control is defined in the employment agreements to include any change in control of the Company or the Bank that would be required to be reported under federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period. The Company and the Bank had entered into a similar agreement with Mr. Helser, which was terminated upon his retirement in June 2007.

The Company and the Bank also have entered into a severance agreement with Mr. Nichols. Pursuant to this agreement, Mr. Nichols would receive specified benefits in the event that his employment was terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, as defined above, or the officer terminated his employment following a Change in Control because certain adverse actions were taken by the Employers with respect to the officer’s employment. The benefits payable under such circumstances consist of (i) severance payments for a 12-month period or, at the officer’s option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Employers) until the earlier of expiration of the 12-month severance period and the officer’s obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to the officer and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay.

Chris Bauer

On June 22, 2009 the Company announced that Chris M. Bauer has been retained, subject to OTS approval, as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. The Employers and Mr. Bauer intend to enter into an employment agreement, subject to final approval by the OTS. The employment agreement would be effective June 22, 2009, for a period of 2 years. Mr. Bauer would receive a salary of $480,000 per year plus grants of common stock. Mr. Bauer will be entitled to benefits similar to other Company executives, such as participation in group health, life, disability and similar insurance programs; profit sharing or 401(k) plans (except that he will not participate in employee stock option plans or excess benefit plans); vacation, personal days and sick leave; use of a Company automobile, travel expenses and living quarters in Madison, Wisconsin. Upon termination for cause or upon death, retirement or voluntary termination by Mr. Bauer, he shall not be entitled to additional compensation beyond any compensation or benefits accrued under the terms of the agreement. If Mr. Bauer is terminated due to disability, he will receive 75% of his base salary for the lesser of one year or the remainder of the employment term, with such amount offset by amounts received from any Employer disability plan or governmental social security or workers compensation program. Mr. Bauer will also receive grants of common stock, issued monthly, calculated for the first 21 months of the employment agreement by dividing $13,333 by the average closing price of the Company’s common stock on the last 5 trading days of the applicable month. For the last 3 months of the employment agreement, Mr. Bauer would receive $53,333 worth of Company common stock per month, calculated in the same manner as set forth for the first 21 months. If OTS requires the employment agreement to be suspended or terminated, all obligations of the Employers shall be suspended or terminated, except any vested rights shall not be affected. If the employment agreement is terminated by the Employers prior to a change in control and other than for cause, death, disability or retirement, or by Mr. Bauer due to a failure by the Employers to comply with any material provisions of the agreement, Mr. Bauer shall receive his base salary for the balance of the employment term, paid in accordance with the Employers’ normal payroll practices, and any other vested compensation or benefits. If Mr. Bauer is terminated after a chance in control he shall receive his base salary for the lesser of one year or the remainder of the employment term, paid in accordance with the Employers’ normal payroll practices and any other vested compensation or benefits. In the event of a Change in Control, if Mr. Bauer is terminated, or terminates his employment for Good Reason (i.e. a reduction in base salary or benefits, failure to be continued in an executive position or being required to relocate outside of Madison) he will receive continuation of his base salary or the lesser of 12 months or the remainder of the employment term. A Change in Control is defined in his employment agreement to include any change in control of the Company or the Bank that would be required to be reported under federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

The employment agreements and the severance agreement provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes, except in the case of M. Timmerman. Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred (“base amount”). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Security Ownership Guidelines

The Committee has not established any stock ownership guidelines for the NEOs and other senior officers, as well as for the Company’s outside directors.

Executive Compensation

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer and our principal financial officer as well as our three other highest compensated executive officers. We refer to these individuals throughout this Proxy Statement as the “named executive officers.”

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)	($)	($)(2)	($)

Douglas J. Timmerman(3)	2009	$295,000	$—	$—	$—	$—	$—	$71,335	$366,335
Former President, Chief	2008	280,000	—	—	—	59,595	—	68,947	408,542
Executive Officer and	2007	256,250	—	—	—	91,739	—	162,914	510,903
Chairman of the Board of the Company
Mark D. Timmerman(3)	2009	$496,000	$—	$333,875	$—	$—	$—	$94,197	$924,072
Executive Vice President,	2008	470,000	—	414,313	—	255,796	—	110,632	1,250,741
Secretary, General Counsel	2007	415,000	—	296,232	—	166,798	—	85,115	963,145
of the Company; President and Chief Operating Officer of the Bank
J. Anthony Cattelino(3)	2009	$179,400	$—	$—	$—	$—	$—	$13,733	$193,133
Executive Vice President	2008	175,500	—	—	—	45,890	—	13,796	235,186
and Recording Secretary of	2007	170,083	—	—	—	58,112	—	12,392	240,587
the Company; Executive Vice President, Marketing/Retail Administration of the Bank
Daniel K. Nichols	2009	$179,400	$—	$54,158	$—	$—	$—	$10,379	$243,937
Executive Vice President,	2008	175,500	—	97,774	—	45,890	—	12,791	331,955
Commercial Lending of the Bank	2007	170,083	—	71,797	—	58,112	—	12,887	312,879
Dale C. Ringgenberg(4)	2009	$148,800	$—	$102,825	$—	$—	$—	$8,386	$260,011
Senior Vice President, Treasurer	2008	133,850	—	19,042	—	34,256	—	7,306	194,454
and Chief Financial Officer of the Company and the Bank

(1)	Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended March 31, 2009, March 31, 2008, and March 31, 2007, respectively, in accordance with FAS 123R, of restricted stock awarded under our 2004 Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2007. The assumptions used in the calculation of these amounts are included in the Consolidated Financial Statements contained in our Annual Report on From 10-K. Market value at time of vesting was $25,650 for Mr. M. Timmerman, $14,510 for Mr. Nichols and $13,710 for Mr. Ringgenberg.

(2)	The amounts listed as “All Other Compensation” in the “Summary Compensation Table” above include Company contributions to the AnchorBank 401(K) Plan, dividends paid on restricted stock, directors fees received from the Company and/or the Bank, Company Contributions to non-qualified deferred compensation plans, life insurance premiums paid by the Company and the imputed personal use of Company-owned vehicles, which are listed in the table below.

(3)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

(4)	Mr. Ringgenberg was elected to the positions of Treasurer and Chief Financial Officer in June 2007.

						Company		Imputed
						Contributions to		Personal
		Company	Dividends			Non-Qualified		Use of
		Matching	Paid on			Deferred	Life	Company-
		Contribution to	Restricted	Directors	Club	Compensation	Insurance	Owned
	Year	401(k) Plan	Stock	Fees	Dues	Plans	Premiums	Vehicles	Total

Douglas J. Timmerman(1)	2009	$9,588	$—	$53,750	$3,766	$2,600	$870	$761	$71,335
	2008	9,825	—	48,350	6,794	2,000	870	1,108	68,947
	2007	4,777	—	41,300	6,467	107,722	1,140	1,508	162,914
Mark D. Timmerman(1)	2009	$2,150	$15,370	$53,750	$8,755	$11,563	$870	$1,739	$94,197
	2008	3,733	36,888	49,550	8,023	10,303	870	1,265	110,632
	2007	4,500	15,372	41,300	7,581	12,821	1,821	1,720	85,115
J. Anthony Cattelino(1)	2009	$6,615	$—	$—	$5,170	$—	$392	$1,556	$13,733
	2008	6,766	—	—	4,926	—	483	1,621	13,796
	2007	5,564	—	—	4,716	303	525	1,284	12,392
Daniel K. Nichols	2009	$6,279	$1,665	$—	$—	$—	$423	$2,012	$10,379
	2008	6,729	3,310	—	—	—	489	2,263	12,791
	2007	6,232	3,425	—	—	—	668	2,562	12,887
Dale C. Ringgenberg	2009	$5,456	$2,580	$—	$—	$—	$350	$—	$8,386
	2008	5,398	1,620	—	—	—	288	—	7,306

(1)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

Equity and Non-Equity Compensation Plans

No grants of equity or non-equity awards were made to the named executive officers during the year ended March 31, 2009.

Grants Of Plan-Based Awards

					All Other	All Other
					Stock	Option	Exercise
					Awards:	Awards:	or Base
					Number of	Number of	Price of
		Estimated Future Payouts Under Non-Equity			Shares of	Securities	Option
		Incentive Plan Awards(1)			Stock or	Underlying	Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	($/Sh)

Douglas J. Timmerman(2)	N/A	0	0	0	—	—	—
Mark D. Timmerman(2)	N/A	0	0	0	—	—	—
J. Anthony Cattelino(2)	N/A	0	0	0	—	—	—
Daniel K. Nichols	N/A	0	0	0	—	—	—
Dale C. Ringgenberg	N/A	0	0	0	—	—	—

(1)	Amounts in these columns have been eliminated as the potential value of the payout of the Non-Equity Compensation Payment for each named executive if the threshold, target and maximum goals under the Non-Equity Compensation Plan are not applicable due to the elimination/suspension of the plan for fiscal 2009. The performance results and measurements for the payment are explained under “Compensation Discussion and Analysis,” or CD&A. With respect to the annual non-equity incentive payment for fiscal 2009, the performance result is discussed in the CD&A and the Summary Compensation Table.

(2)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of March 31, 2009. All stock options outstanding on March 31, 2009, were exercisable as of such date.

	Options Awards				Stock Awards
							Market
	Number of				Number of		Value of
	Securities				Shares or		Shares or
	Underlying				Units of		Units of
	Unexercised	Option	Option		Stock That		Stock That
	Options	Exercise	Expiration		Have Not		Have Not
Name	Exercisable (#)	Price ($)	Date		Vested (#)		Vested ($)(7)

Douglas J. Timmerman(8)	31,870	$15.0625	11/22/2010	(1)	—		—
	50,000	$15.2000	7/10/2011	(1)	—		—
	45,000	$22.0700	6/7/2012	(1)	—		—
	50,000	$23.7700	6/9/2013	(1)	—		—
	17,545	$28.4950	11/23/2014	(2)	—		—

Total	194,415	—	—
Mark D. Timmerman(8)	9,000	$22.0700	6/7/2012	(1)	—		—
	40,000	$23.7700	6/9/2013	(1)	—		—
	17,545	$28.4950	11/23/2014	(2)	—		—
	—	—	—		27,000	(3)	36,450
	—	—	—		17,000	(5)	22,950

Total	66,545				44,000		59,400
J. Anthony Cattelino(8)	—	—	—		—		—
Total	—	—	—		—		—
Daniel K. Nichols	4,000	$15.6875	11/19/2009	(1)	—		—
	3,000	$15.0625	11/22/2010	(1)	—		—
	4,000	$15.2000	7/10/2011	(1)	—		—
	8,464	$22.0700	6/7/2012	(1)	—		—
	536	$22.0700	6/7/2012	(1)	—		—
	5,000	$23.7700	6/9/2013	(1)	—		—
					2,500	(4)	3,375
	—	—	—		2,000	(5)	2,700

Total	25,000				4,500		6,075
Dale C. Ringgenberg	2,700	$23.7700	6/9/2013	(1)
	—	—	—		6,000	(6)	8,100

Total	2,700				6,000		8,100

(1)	Option award issued under the 1995 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(2)	Option award issued under the 2004 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(3)	Consists of restricted shares awarded on November 28, 2006, under the 2004 Equity Incentive Plan. The restricted shares vest in five annual increments of 20% each beginning on the first anniversary following the award. At March 31, 2009, 60% of the restricted shares awarded in November 2006 remained unvested.

(4)	Consists of restricted shares awarded on November 28, 2006, under the 2004 Equity Incentive Plan. The restricted shares vest in three years on the anniversary following the award. At March 31, 2009, 100% of the restricted shares awarded in November 2006 remained unvested.

(5)	Consists of restricted shares awarded on November 9, 2007, under the 2004 Equity Incentive Plan. The restricted shares vest in five years on the anniversary following the award. At March 31, 2009, 100% of the restricted shares awarded in November 2007 remained unvested.

(6)	Consists of restricted shares awarded on November 9, 2007, under the 2004 Equity Incentive Plan. The restricted shares vest in three annual increments of 33% each beginning on the first anniversary following the award. At March 31, 2009, 66% of the restricted shares awarded in November 2007 remained unvested.

(7)	Based on the $1.35 per share closing price of our common stock on March 30, 2009, the last trading day of the year.

(8)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

Option Exercises And Stock-Vested

The following table sets forth certain information with respect to stock options exercised and restricted stock awards vested for the named executive officers during the year ended March 31, 2009.

	Options Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired	Realized on
Name	Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

Douglas J. Timmerman(1)	—	$—	—	$—
Mark D. Timmerman(1)	96,870	$51,317	9,000	$25,650
J. Anthony Cattelino(1)	—	$—	—	$—
Daniel K. Nichols	—	$—	2,000	$14,510
Dale C. Ringgenberg	—	$—	3,000	$13,710

(1)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

Non-Qualified Deferred Compensation

The following table sets forth information concerning the EBP and, in the case of Douglas Timmerman, the Deferred Compensation Plan.

		Registrant
	Executive	Contributions	Aggregate	Aggregate
	Contributions in	in Last	Earnings	Balance at
Name	Last FY ($)	FY ($)(1)	in Last FY ($)	Last FYE ($)

Douglas J. Timmerman(2)	$8,100	$2,000	$122,593	$4,687,454
Mark D. Timmerman(2)	$65,813	$10,303	$2,023	$250,778
J. Anthony Cattelino(2)	$4,234	$—	$4,802	$247,324
Daniel K. Nichols	$—	$—	$—	$—
Dale C. Ringgenberg	$6,820	$—	$42	$9,556

(1)	Amount represents contributions made by the Company to the EBP during the fiscal year ended March 31, 2009. All of the amounts shown are reported as compensation for 2009 in the Summary Compensation Table under the “All Other Compensation” column.

(2)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

The following table describes the potential payments to the named executive officers upon an assumed termination of employment or a change in control as of March 31, 2009, assuming that the change in control occurred at a price equal to $1.35 per share, which represents the fair market value of our common stock on such date.

	Douglas J.	Mark D.	J. Anthony	Dale C.	Daniel K.
	Timmerman(12)	Timmerman(12)	Cattelino(12)	Ringgenberg	Nichols

Disability
Base Salary(1)	$523,186	$879,662	$195,656	$—	$—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	59,400	—	8,100	6,075
Accrued and Unused Vacation	69,760	121,742	2,548	12,206	17,128
Insurance Benefits	—	—	—	—	—

Total(3)	$592,946	$1,060,804	$198,204	$20,306	$23,203

Death, Retirement
Base Salary	$—	$—	$—	$—	$—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	59,400	—	8,100	6,075
Accrued and Unused Vacation	69,760	121,742	2,548	12,206	17,128
Insurance Benefits	—	—	—	—	—

Total(3)(4)	$69,760	$181,142	$2,548	$20,306	$23,203

With Cause
Base Salary	$—	$—	$—	$—	$—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(2)	—	—	—	—	—
Accrued and Unused Vacation	69,760	121,742	2,548	12,206	17,128
Insurance Benefits	—	—	—	—	—

Total(3)	$69,760	$121,741	$2,548	$12,206	$17,128

Involuntary Termination Without Cause Before Change in Control
Base Salary(5)	$820,240	$1,379,116	$340,769	$—	$—
Incentive Compensation(6)	165,702	711,234	—	—	—
Early Vesting of Restricted Shares(2)	—	—	—	—	—
Accrued and Unused Vacation	69,760	121,742	2,548	12,206	17,128
Insurance Benefits(7)	47,114	51,586	28,852	—
Automobile Leases(8)	45,010	68,833	12,400	—	—
Club Dues(9)	10,417	24,343	9,820	—	—

Total(3)	$1,158,243	$2,356,854	$394,389	$12,206	$17,128

	Douglas J.	Mark D.	J. Anthony	Dale C.	Daniel K.
	Timmerman(12)	Timmerman(12)	Cattelino(12)	Ringgenberg	Nichols

Termination After Change in Control
Base Salary(5)	$820,240	$1,379,116	$340,769	$—	$174,634
Incentive Compensation(6)	165,702	711,234	87,168	—	—
Early Vesting of Restricted Shares(2)	—	59,400	—	8,100	6,075
Accrued and Unused Vacation	69,760	121,742	2,548	12,206	17,128
Insurance Benefits(7)	47,114	51,586	28,852	—	16,923
Automobile Leases(8)	45,010	68,833	12,400	—	7,780
Club Dues(9)	10,417	24,343	9,820	—	—
401(k) Match and Excess Benefit Plan(10)	32,202	37,344	12,581	—	6,409
Section 280G Tax Gross-Up(11)	—	883,420	—	—	—

Total(3)	$1,190,445	$3,337,018	$494,138	$20,306	$228,949

(1)	In the event of disability, Messrs. D. Timmerman, M. Timmerman and Cattelino would be entitled to 100% of their current base salary for one year and 75% of their base salary for the remaining term of their employment agreement, prior to any offsets for disability benefits under our disability plans or governmental social security or workers’ compensation benefits. The amounts shown in the table do not reflect any such offsets. The amounts shown have been discounted to present value, assuming a 5% interest rate.

(2)	The outstanding restricted stock awards held by Messrs. M. Timmerman, Ringgenberg and Nichols will become fully vested if their employment is terminated due to disability or death, or if a change in control occurs.

(3)	The total amounts shown exclude the following: (a) the value of vested stock options, all vested stock options are underwater, (b) the value of the vested ESOP benefits, which amounted to $82,081 for Mr. D. Timmerman, $16,617 for Mr. M. Timmerman, $71,840 for Mr. Cattelino, $34,604 for Mr. Ringgenberg and $42,491 for Mr. Nichols, (c) the value of the vested benefits under our Excess Benefit Plan, which amounted to $231,245 for Mr. D. Timmerman, $33,357 for Mr. M. Timmerman, $25,546 for Mr. Cattelino, $3,944 for Mr. Ringgenberg and $0 for Mr. Nichols, (d) the value of the vested benefits under our 401(k) Plan, which amounted to $277,056 for Mr. D. Timmerman, $77,513 for Mr. M. Timmerman, $1.137 million for Mr. Cattelino, $405,087 for Mr. Ringgenberg and $168,380 for Mr. Nichols, (e) the value of the vested benefits under our deferred compensation agreement for Mr. D. Timmerman, which amounted to $356,754, and (f) earned but unpaid salary and reimbursable expenses.

(4)	If the executive had died as of March 31, 2009, his beneficiaries or estate would have received life insurance proceeds of approximately $295,000 for Mr. D. Timmerman, $496,000 for Mr. M. Timmerman, $179,400 for Mr. Cattelino, $148,800 for Mr. Ringgenberg and $179,400 for Mr. Nichols.

(5)	In the event of an involuntary termination of employment by the employer without cause or by the executive due to adverse actions by the employer, the executives would be entitled to the following severance based on their base salary: (a) for Messrs. D. Timmerman and M. Timmerman, severance for 36 months based on their highest base salary in the prior three years, (b) for Mr. Cattelino, severance for 24 months based on his highest base salary in the prior three years, (c) $0 for Mr. Ringgenberg, and (d) for Mr. Nichols only following a change in control, severance for 12 months based on his highest base salary in the prior three years. The amounts shown have been discounted to present value assuming a 5% interest rate.

(6)	In the event of an involuntary termination of employment by the employer without cause or by the executive due to adverse actions by the Employers, the executives would be entitled to the following severance based on their incentive compensation: (a) for Messrs. D. Timmerman and M. Timmerman, severance for 36 months based on their bonus for the prior calendar year, (b) for Mr. Cattelino, if the termination follows a change in control, severance for 24 months based on his bonus for the prior calendar year, and (c) $0 for Messrs. Ringgenberg and Nichols. The amounts shown have been discounted to present value assuming a 5% interest rate.

(7)	Represents the estimated present value cost (assuming a 5% interest rate) of providing continued health, dental, vision, life and long-term disability coverage to each of the executives for three years to Messrs. D. Timmerman and M. Timmerman, two years to Mr. Cattelino and (only following a change in control) one year to Mr. Nichols. In each case, the benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on each January 1.

(8)	Represents the estimated present value costs (assuming a 5% interest rate) of paying the lease costs for automobiles for three years for Messrs. D. Timmerman and M. Timmerman, two years for Mr. Cattelino, and (only following a change in control) one year for Mr. Nichols, based on the lease costs in effect on April 1, 2009.

(9)	Represents the estimated present value costs (assuming a 5% interest rate) of paying continued club dues for Messrs. D. Timmerman and M. Timmerman for three years and two years for Mr. Cattelino, based on the club dues in effect in 2009.

(10)	In the event of an involuntary termination of employment following a change in control, either by the Employers without cause or by the executive due to adverse actions by the Employers, each executive would be entitled to receive additional severance based on the additional contributions that would have been made by the Employers to their accounts under the 401(k) Plan and the Excess Benefit Plan for three years for Messrs. D. Timmerman and M. Timmerman, two years for Mr. Cattelino, $0 for Mr. Ringgenberg, and one year for Mr. Nichols. The amounts shown in the table have been discounted to present value, assuming a 5% interest rate.

(11)	The payments and benefits to Mr. M. Timmerman in the event of a change in control are subject to a 20% excise tax since the parachute amounts associated with such payments and benefits exceed three times his average taxable income for the five years ended December 31, 2008. If a change in control was to occur, the Company believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then the Company has agreed in its employment agreement with Mr. M. Timmerman to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place Mr. Timmerman in the same after-tax position he would have been in if the excise tax had not been imposed. If the parachute amounts associated with the change in control payments and benefits to the other executives equal or exceed three times the executive’s average taxable income for the prior five calendar years, then such payments and benefits would be reduced pursuant to the executive’s employment or severance agreement by the minimum amount necessary so that they do not trigger the 20% excise tax that would otherwise be imposed. None of the other executives was subject to a reduction based upon the amounts shown in the table.

(12)	As of June 22, 2009, Chris M. Bauer was retained as President and Chief Executive Officer of the Company, replacing Douglas J. Timmerman, and Chief Executive Officer of the Bank, replacing Mark Timmerman. Further, on that date, Mr. Cattelino announced that he intends to retire effective June 30, 2009. None of these changes constitute an involuntary termination without cause, as described above, and no termination payments described in this table are due to any executive as a result of any of these changes.

Indebtedness of Management

Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of March 31, 2009, the Bank had $12.4 million of loans outstanding to directors and executive officers of the Company and its subsidiaries and their related interests.

PROPOSAL 2
APPROVAL OF THE ISSUANCE OF COMMON STOCK
TO PERMIT FULL EXERCISE OF THE WARRANT ISSUED TO
THE DEPARTMENT OF THE TREASURY

The Board unanimously determined it advisable and in both the Company’s best interests and those of our shareholders to approve the issuance of our common stock upon exercise of the Treasury Warrant in the sole discretion of the holder thereof. The Board further directed that the proposed action be submitted for consideration to our shareholders at the Annual Meeting.

Background

On October 14, 2008, Treasury announced the creation of the TARP Capital Purchase Program. This program encourages U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy. Under the program, Treasury has and will purchase shares of senior preferred stock from qualifying banks, bank holding companies and other financial institutions.

We received preliminary approval of our application from Treasury on December 9, 2008, in the amount of $110 million and closed the TARP transaction on January 30, 2009. The following sections describe the securities issued by us to Treasury pursuant to the TARP Capital Purchase Program, which are consistent with the general parameters to the program.

Description of the Treasury Securities

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Treasury Preferred Stock as contained in the Articles of Amendment relating to the Treasury Preferred Stock that we filed with the Wisconsin Department of Financial Institutions on January 30, 2009 (the “Treasury Articles of Amendment”), and the Treasury Warrant.

Terms of the Investment.  Under the TARP transaction, Treasury purchased 110,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share, from us (“Treasury Preferred Stock”) for $110 million and received warrants (“Treasury Warrant”) to purchase 7,399,103 shares of our common stock at an exercise price of $2.23 per share, subject to anti-dilution provisions and certain other adjustments.

Capital Treatment.  The Treasury Preferred Stock qualifies as Tier 1 capital for regulatory purposes.

Rank of Treasury Preferred Stock.  The Treasury Preferred Stock ranks senior to our common stock. With the exception of the Treasury Preferred Stock, we have no outstanding preferred shares.

Dividends.  The Treasury Preferred Stock receives a cumulative dividend rate of 5% per annum for the first five years they are outstanding and thereafter a cumulative dividend rate of 9% per annum. The dividend is payable quarterly in arrears.

Voting.  The Treasury Preferred Stock is non-voting, other than voting rights as required by law and class voting rights on certain matters that could adversely affect the shares, including:

•	any authorization or issuance of shares ranking senior to the Treasury Preferred Stock,

•	any amendment to the rights of the holders of the Treasury Preferred Stock, or

•	any merger, exchange or similar transaction which would adversely affect the rights of the Treasury Preferred Stock.

In the event that we do not pay dividends on the Treasury Preferred Stock for six dividend periods, whether or not consecutive, the size of our board of directors will automatically be increased by two seats. Following the expansion of our board, the holders of the Treasury Preferred Stock will have the right to elect two directors to fill the newly created directorships at the next annual meeting and at each subsequent annual meeting. The holder of the Treasury Preferred Stock is entitled to keep these seats until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Treasury Preferred Stock have been declared and paid in full.

Redemption.  By its terms, the Treasury Preferred Stock is callable by us at par (100% of the issue price of $1,000 per share) plus accrued and unpaid dividends after three years. As initially designed, the Treasury Preferred Stock could only be redeemed at par with the proceeds from one or more qualifying equity offerings of Tier 1 perpetual preferred stock or common stock, resulting in aggregate gross proceeds of not less than $110,000,000 from one or more qualified equity offerings. However, subsequent to our issuance of the Treasury Preferred Stock and pursuant to ARRA, we are now permitted to repay any TARP funds without regard to whether we have received replacement funds and to any waiting period.

Transfer.  Treasury may transfer the Treasury Preferred Stock to a third party at any time.

Issuance of Common Stock Warrants.  In conjunction with the sale of Treasury Preferred Stock, we issued the Treasury Warrant to purchase 7,399,103 shares of common stock at an exercise price of $2.23 per share. If shareholder approval of Proposal 2 is not received by July 30, 2009, the exercise price of the Treasury Warrant will be reduced by $0.33 per share, and will be further reduced by $0.33 per share on each six-month anniversary thereafter until shareholder approval has been obtained, subject to a maximum reduction of $1.00 per share. The initial exercise price on the Treasury Warrant, and the market price for determining the number of shares of common stock subject to the Treasury Warrant, was calculated on a 20-trading-day trailing average prior to the date of receipt of preliminary Treasury approval. The warrant is subject to anti-dilution adjustments and has a 10-year term. Treasury has agreed not to exercise voting power with respect to any shares of common stock that it acquires upon exercise of the Treasury Warrant.

Registration Rights.  We are required to file a “shelf” registration statement covering the Treasury Preferred Stock, the Treasury Warrant and the common stock underlying the Treasury Warrant with the SEC as promptly as practicable after the date of the investment and are required to take all action required to cause the shelf registration statement to be declared effective as soon as possible unless we are not eligible to file a registration statement on Form S-3. In that case, we will only be required to file the shelf registration statement upon Treasury request. We also granted to the Treasury “piggyback” registration rights for the Treasury Preferred Stock, the Treasury Warrant and the common stock underlying the Treasury Warrant, which gives Treasury the right to have these securities included in a registration statement we may later file with the SEC for other securities, subject to certain conditions. We are also required to take such other steps as may be reasonably requested to facilitate the transfer of the Treasury Preferred Stock, the Treasury Warrant and the common stock underlying the Treasury Warrant. We will be required to list the common stock underlying the Treasury Warrant for trading on NASDAQ and may, if requested by the Treasury, be required to apply for such listing for the Treasury Preferred Stock.

Executive Compensation.  To participate in the TARP Capital Purchase Program, we were required to meet standards related to executive compensation and corporate governance during the period in which Treasury holds securities issued under the TARP Capital Purchase Program, including:

•	ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the company;

•	requiring a claw-back of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate;

•	prohibiting us from making any golden parachute payment to a senior executive based on the Internal Revenue Code (the “Code”) provision; and

•	agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

To ensure compliance with the executive compensation limitations imposed by the TARP Capital Purchase Program, we have entered into agreements with our senior executive officers who are subject to these limitations. The agreements document each executive’s agreement to, among other things, “clawback” provisions relating to the repayment of incentive compensation based on materially inaccurate financial statements or performance metrics and limitations on certain post-termination “parachute” payments.

Subsequent to the closing of the TARP transaction on January 30, 2009, as a result of the passage of ARRA in February 2009, the executive compensation restrictions set forth above will apply to the senior executive officers and may apply to certain non-executive officers. In addition, the Recovery Act added the additional executive compensation restrictions discussed under the “COMPENSATION DISCUSSION AND ANALYSIS — Government Intervention and Regulation and Compensation Compliance Under the Troubled Asset Relief Program” in this Proxy Statement.

Restrictions on Dividends and Repurchases.  For as long as any Treasury Preferred Stock remains outstanding, no dividends may be declared or paid on junior preferred stock, preferred stock ranking pari passu with the Treasury Preferred Stock, or common stock (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Treasury Preferred Stock), nor may we repurchase or redeem any junior preferred stock, preferred stock ranking pari passu with the Treasury Preferred Stock or common stock, unless all accrued and unpaid dividends for all past dividend periods on the Treasury Preferred Stock are fully paid.

In addition, Treasury’s consent will be required for any increase in the per share dividend amount on our common stock until the third anniversary of the date of the Treasury Preferred Stock investment unless prior to such third anniversary, the Treasury Preferred Stock is redeemed in whole or the Treasury has transferred all of the Treasury Preferred Stock to third parties.

Treasury’s consent will be required for certain equity and trust preferred securities repurchases until the third anniversary of the date of this investment unless prior to such third anniversary either the Treasury Preferred Stock issued to the Treasury is redeemed in whole or the Treasury has transferred all of the Treasury Preferred Stock to third parties.

Dilution.  Book value per share of common stock as of March 31, 2009 was $4.81 per share. The exercise of the Warrant at a $2.23 exercise price would dilute (decrease ) the book value to $4.15 per share, or a decrease of 14%. To the extent book value increases prior to exercise of the Warrant, shareholders would experience increased dilution.

NASDAQ Shareholder Approval Requirement

Our common stock is listed on NASDAQ and we, therefore, are subject to the rules and regulations of NASDAQ. Rule 5635 of the NASDAQ Stock Market Rules requires shareholder approval prior to the issuance of securities exercisable for shares of the common stock in any transaction or series of transactions (other than a public offering) if (1) the shares of common stock will have upon issuance voting power equal to 20% or more of the voting power outstanding before the issuance of the securities exercisable for common stock, or (2) the number of shares of common stock to be issued will be upon issuance equal to 20% or more of the number of shares of common stock outstanding before the issuance of the securities exercisable for common stock.

Because the common stock issuable upon exercise of the Treasury Warrant exceeds 20% of the number of shares of common stock outstanding before the Treasury Warrant was issued and the exercise price of the Treasury Warrant is less than the greater of the book value or the market value of our common stock, under Rule 5635, we are required to obtain shareholder approval of the issuance of the common stock upon exercise of the Treasury Warrant.

The purpose of Proposal 2 is to satisfy our obligations under the Securities Purchase Agreement and to allow the exercise of the Treasury Warrant in accordance with the NASDAQ rules described above. If Proposal 2 is not approved by the shareholders at the Annual Meeting, we have agreed to include such proposal at a meeting of our shareholders no less than once in each six-month period beginning on January 1, 2009 until such approvals are obtained.

A copy of our annual report on Form 10-K for the year ended March 31, 2009, accompanies this Proxy Statement. The financial information provided in our annual report on Form 10-K and required pursuant to Item 13(a) of Schedule 14A are incorporated by reference into this Proxy Statement. Notwithstanding the foregoing, our annual report on Form 10-K is not part of the proxy solicitation materials.

Recommendation of the Board of Directors

The Board recommends that the shareholders vote “FOR” the issuance of the 7,399,103 shares of the Common Stock issuable upon exercise of the Warrant.

If a majority of the votes cast is voted “FOR” this Proposal 2, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 2.

PROPOSAL 3
NON-BINDING RESOLUTION ON EXECUTIVE COMPENSATION

ARRA, which was signed into law on February 17, 2009, requires TARP recipients, such as the Company, to permit a separate non-binding shareholder vote to approve the compensation of executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. ARRA provides that TARP recipients shall permit such a non-binding shareholder vote at any annual meeting of shareholders that occurs during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding (other than obligations relating to the Common Stock purchase Warrant issued to the Treasury).

The Board therefore is providing you, as a shareholder, the opportunity to approve the Company’s compensation of executive officers and recommends that you approve, in an advisory vote, the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (including the CD&A, the compensation tables, and any related material).

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty by the Board. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” approving the compensation of the Company’s executive officers, as described in this proxy statement.

If a majority of the votes cast is voted “FOR” this Proposal 3, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 3.

PROPOSAL 4
APPOINTMENT OF INDEPENDENT AUDITORS

As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board has appointed McGladrey & Pullen LLP, an independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending March 31, 2010, and we have further directed that the selection of independent registered public accounting firm be submitted for ratification by shareholders at the Annual Meeting.

Representatives from McGladrey & Pullen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

McGladrey & Pullen LLP has audited our financial statements since 2006.

Fees for Professional Services

The following table sets forth the aggregate fees paid by us to McGladrey & Pullen LLP for professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2009 and 2008, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during fiscal 2009 and 2008.

	Year Ended March 31,
	2009	2008

Audit fees(1)	$645,003	$552,649
Audit-related fees(2)	8,000	9,250
Tax fees(3)	40,200	39,600
All other fees(4)	63,093	—

Total	$756,296	$601,499

(1)	Audit fees consist of fees incurred in connection with the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC, the review of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of the Company’s internal controls, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees incurred in connection with compliance requirements of FHLB, WHEDA and Student Loan programs.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

(4)	Includes fees in connection with the Registration Statement on Form S-3 filed October 2008.

During the fiscal year ended March 31, 2009, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

Recommendation of the Board of Directors

The Board recommends a vote “FOR” the ratification of McGladrey & Pullen LLP as the Company’s independent auditors for 2009.

If a majority of the votes cast is voted “FOR” this Proposal 4, it will pass. Unless otherwise directed, all proxies will be voted “FOR” Proposal 4.

PROPOSAL 5
SHAREHOLDER PROPOSAL

Rebecca L. Yakes, 2577 N 86th Street, Wauwatosa WI 53226, the owner of 3364 shares of the Company’s common stock, has given notice of her intent to introduce the following resolution at the Annual Meeting:

Resolved, that the stockholders of the Corporation request the Board of Directors to adopt a policy that the Board’s Chairman be an independent outside director who is (1) not related by blood or marriage to any Executive Officers of the Corporation or (2) who has not previously served as an Executive Officer of the Corporation. The policy should also provide for the selection of a new independent outside Chairman if the current Chairman resigns or retires from that position between annual meetings of the shareholders.

Shareholders’ Supporting Statement:

It is the responsibility of the Board of Directors under Wisconsin law to manage the business and affairs of the Corporation. This includes the independent review and supervision of the management of the Corporation. The most important of the Board’s duties in regard to the management is the oversight of the activities of the Chief Executive Officer (CEO) of the Corporation.

At the present time Douglas J. Timmerman holds the titles of the Chairman of the Board, President and Chief Executive Officer of the Corporation as well as director and Chairman of the Board of Anchor Bank fsb (Bank), its principal operating subsidiary. Mark D. Timmerman, son of Douglas J. Timmerman, is a director, Executive Vice President, Secretary and General Counsel of the Corporation and director, President and Chief Executive Officer of Anchor Bank, fsb. With two individuals, father and son, the offices of the Chairman of the Board, President and Chief Executive Officer of both the Corporation and the Bank, the three most powerful and authoritative positions of any Corporation, there is not effective oversight of the activities of the Corporation.

With this scheme of dominance over the business and affairs of the Corporation and the Bank, the Shareholders are not adequately protected. There is no adequate framework of checks and balances over the activities of these two individuals. An independent outside director would produce a substantial degree of oversight of the management of the Corporation that is now missing.

In particular, by electing an independent outside director a Chairman, the leadership of the Corporation will have a new focus, shareholders will be better protected from future actions of the management and the chain of dominance, dynasty and nepotism would be broken. This Corporation and its Bank are not the personal entity of any ruling family; it is a public corporation with over 20 million shares held by hundreds of individual and corporate shareholders. The shareholders deserve an independent voice, direction and leadership as their Chairman.

One corporate governance expert in a 2003 report stated “The ultimate responsibility for good corporate governance rests with the Board of Directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interest of the shareholders as well as other constituencies are being properly served.”1 An independent Chairman would exercise the voice of the independent shareholders and provide a fresh evaluation of the difficult issues facing the Corporation.

And, a properly focused Chairman would not be mere window dressing for the activities of senior management. By setting the agendas, priorities, and procedures of the Corporation, the Chairman will provide leadership for shareholders that is now lacking. By shaping the work of the Board, the independent Chairman will bring the Board to the forefront of supervising the business and activities of the Corporation as it is by law bound to do.

On February 9, 2009, the Corporation announced that Douglas J. Timmerman would step down some time during the 3rd calendar quarter of 2009 as the Chairman of the Board and CEO of the Corporation. There was no mention of who Mr. Timmerman’s successor would be or of the process the Board of Directors would employ to find the best qualified successor. It is quite possible that the Board of Directors would appoint his son, Mr. Mark D. Timmerman as both Chairman and CEO.

Indeed, in the same announcement, director David L. Omachinski was designated as “Lead Director” (but not as Chairman or future Chairman of the Board). Mr. Omachinski is well qualified to act as Chairman and should have been so designated. Consequently, the need for this Resolution remains, regardless of the Corporation’s recent announcement, because there is no assurance now or in the future that the position of Chairman of the Board will be held by an independent outside director.

Surely with the financial disaster that has engulfed the Corporation and its Bank, now is the time for the Board to reassert itself and take control of the restructuring of the Corporation and Bank, starting with the establishment of an independent Chairman of the Corporation.

Therefore, I urge shareholders to note FOR the requirement of an independent Chairman of the Board for the Corporation.

1 Commission of the Conference Board in a 2003 report.

Recommendation of the Board

The Board recommends a vote “AGAINST” this proposal, for the following reasons:

•	The Company recently amended its bylaws to provide that the Chairman of the Board must be an independent director and not an employee or officer of the Company.

•	The Company’s corporate governance structure, including the provisions relating to qualifications of the Chairman of the Board, and the recent use of the position of Lead Director, already provides effective, independent oversight of management.

•	In February 2009, the Board appointed David Omachinski, an independent, non-executive director, to the position of Lead Director.

•	On June 22, 2009, the Board named Mr. Omachinski as Chairman of the Board of both the Company and the Bank.

•	The bylaw amendment and the Company’s corporate governance structure accomplish a significant portion of the shareholder proposal.

This proposal would impose further requirements that the Chairman of the Board not have previously served as an executive officer of the Company and not be related by blood or marriage to any executive officer of the Company. The Board believes that, given the definition of independence under NASDAQ rules (which prohibit a person from being considered independent if he or she has served as an employee or officer of the Company within the past three years), these additional requirements are unnecessary and unduly restrictive. In order to manage governance more effectively, the Board also created the new position of Lead Director, effective February 9, 2009. The Lead Director must be an independent director under our director independence standards, which include the NASDAQ rules. The Lead Director calls and presides over special meetings and executive sessions of the Board; establishes, creates and approves, in collaboration with the Chairman, the agendas, meeting dates, meeting locations and materials for all regular meetings of the Board and all special meetings of the Board called by the Chairman or the Lead Director; consults regularly with the Chief Executive Officer, Board and Board committees; serves as an independent point of contact for any shareholder of the Company who seeks to communicate with one or more members of the Board without the participation, assistance or cooperation of management. The Board’s effective committee structure and full Board operations, as well as the recently enacted requirement that the Chairman of the Board be an independent director and position of Lead Director, allow the non-management directors to carry out their fiduciary responsibilities to provide proper oversight of management. Further, on June 22, 2009, the Board named David Omachinski, an independent, non-executive director who had, until that date, served as Lead Director, as Chairman of the Board of both the Company and the Bank. As a result, the Board does not believe that requiring the Chairman of the Board to not be related to any executive officer by blood or marriage or not having served previously as an executive officer is necessary to achieve effective independent oversight.

Accordingly, the Board recommends that shareholders vote AGAINST the proposal.

If a majority of the votes cast is voted “AGAINST” this Proposal 5, it will not pass. Unless otherwise directed, all proxies will be voted “AGAINST” Proposal 5.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING

Any proposal which a Shareholder wishes to have included in our proxy materials relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in 2010, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, no later than February 16, 2010. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of our Bylaws, which provide that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. Shareholder proposals for the Company’s next annual meeting scheduled to be held in July 2010 which are not intended to be included in the Company’s proxy materials for such meeting, must be received at the Company’s executive offices by April 20, 2010. A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the number of shares of common stock which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the year ended March 31, 2009, accompanies this Proxy Statement. The financial information provided in our annual report on Form 10-K and required pursuant to Item 13(a) of Schedule 14A are incorporated by reference into this Proxy Statement.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel

Madison, Wisconsin
June 29, 2009

ANCHOR BANCORP WISCONSIN INC.
ANNUAL MEETING OF STOCKHOLDERS
          The undersigned hereby instructs the Trustees of the Trust created pursuant to the Amended and Restated Management Recognition Plan (“Recognition Plan”) of Anchor BanCorp Wisconsin Inc. (the “Company”), to vote the shares of Common Stock of the Company which were granted to me as of June 5, 2008 pursuant to the Recognition Plans upon the following proposal to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 2008.
1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees for three-year term (and in each case until their successors are elected and qualified): Holly Cremer Berkenstadt, Donald D. Kropidlowski, Chris Bauer.

(INSTRUCTIONS: To withhold authority to vote for one or more of the nominees, write the names of the nominee(s) in the space provided below.)

2.	Proposal to ratify the issuance of the Company’s common stock that may be issues to the U.S. Department of Treasury.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Non-binding, advisory proposal to approve the compensation of the Company’s executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	Proposal to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Shareholder proposal for independent Chairman.

☐ FOR ☐ AGAINST ☐ ABSTAIN

6.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

☐ FOR ☐ AGAINST ☐ ABSTAIN
          The Company’s Board of Directors unanimously recommends that you vote FOR each director nominee (Proposal 1) and FOR the approval of each of Proposals 2, 3 and 4 and AGAINST Proposal 5. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting.
          If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors. If you do not return this card, shares will be voted by the Trustees of the Recognition Plan.

Dated: , 2009

Signature

ANNUAL MEETING OF STOCKHOLDERS OF ANCHOR BANCORP WISCONSIN INC. July 28, 2009 Please mark, sign, date and return this proxy in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330303003000000000 4 072809 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: (for three-year term and in each case 2. Proposal to ratify the issuance of the Company’s common stock until their successors are elected and qualified) that may be issued upon exercise of the warrant issued to the NOMINEES: U.S. Department of Treasury. FOR ALL NOMINEES O Holly Cremer Berkenstadt O Donald D. Kropidlowski O Chris M. Bauer 3. Non-binding, advisory proposal to approve the compensation of WITHHOLD AUTHORITY FOR ALL NOMINEES the Company’s executive officers. FOR ALL EXCEPT (See instructions below) 4. Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. The Board of Directors recommends a vote “AGAINST” proposal 5. 5. Shareholder proposal for independent Chairman. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY ANCHOR BANCORP WISCONSIN INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANCHOR BANCORP WISCONSIN INC. (“COMPANY”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2009 AND AT ANY ADJOURNMENT THEREOF. The undersigned, being a stockholder of the Company as of June 5, 2009, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on July 28, 2009, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows: The Company’s Board of Directors unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of each of Proposals 2, 3, and 4 and “Against” Proposal 5. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting. SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF ANCHOR BANCORP WISCONSIN INC. July 28, 2009 401k Please mark, sign, date and return this instruction card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. — —— 20330303003000000000 4 072809 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: (for three-year term and in each case 2. Proposal to ratify the issuance of the Company’s common stock until their successors are elected and qualified) that may be issued upon exercise of the warrant issued to the NOMINEES: U.S. Department of Treasury. FOR ALL NOMINEES O Holly Cremer Berkenstadt O Donald D. Kropidlowski O Chris M. Bauer 3. Non-binding, advisory proposal to approve the compensation of WITHHOLD AUTHORITY FOR ALL NOMINEES the Company’s executive officers. FOR ALL EXCEPT (See instructions below) 4. Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. The Board of Directors recommends a vote “AGAINST” proposal 5. 5. Shareholder proposal for independent Chairman. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Accountholder Date: Signature of Accountholder Date: Note: Please sign exactly as your name or names appear on this Card.

To: Participants in the AnchorBank, fsb 401(k) Retirement Plan As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the “Company”) is being solicited in connection with the proposals to be considered at the Company’s upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the AnchorBank, fsb 401(k) Retirement Plan (“401(k) Plan”) will be voted. Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the 401(k) Plan in the accompanying envelope. The 401(k) Plan Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustee of the 401(k) Plan. We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the 401(k) Plan are not received, the shares allocated to your account will be voted by the Trustee in its discretion. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so. Please note that the enclosed material relates to those shares which have been allocated to your account under the 401(k) Plan. You will receive other voting materials for those shares owned by you individually and not under the 401(k) Plan. Sincerely, David L. Omachinski Chairman of the Board 0 ANCHOR BANCORP WISCONSIN INC. ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby instructs State Street Bank and Trust Company, the Trustee of the Trust created pursuant to the AnchorBank, fsb 401(k) Retirement Plan (“401(k) Plan”), to vote the shares of Common Stock of Anchor BanCorp Wisconsin Inc. (the “Company”) which were allocated to my account as of June 5, 2009, pursuant to the 401(k) Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 2009. The Company’s Board of Directors unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of each of Proposals 2, 3, and 4 and “Against” Proposal 5. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting. If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors (Proposal 1) and FOR Proposals 2, 3 and 4. If you do not return this card, shares will be voted by the Trustee of the 401(k) Plan in its discretion. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF ANCHOR BANCORP WISCONSIN INC. July 28, 2009 ESOP Please mark, sign, date and return this instruction card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— — 20330303003000000000 4 072809 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: (for three-year term and in each case 2. Proposal to ratify the issuance of the Company’s common stock until their successors are elected and qualified) that may be issued upon exercise of the warrant issued to the NOMINEES: U.S. Department of Treasury. FOR ALL NOMINEES O Holly Cremer Berkenstadt O Donald D. Kropidlowski O Chris M. Bauer 3. Non-binding, advisory proposal to approve the compensation of WITHHOLD AUTHORITY FOR ALL NOMINEES the Company’s executive officers. FOR ALL EXCEPT (See instructions below) 4. Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010. The Board of Directors recommends a vote “AGAINST” proposal 5. 5. Shareholder proposal for independent Chairman. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Accountholder Date: Signature of Accountholder Date: Note: Please sign exactly as your name or names appear on this card.

To: Participants in the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the “Company”) is being solicited in connection with the proposals to be considered at the Company’s upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan (“ESOP”) will be voted. Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the ESOP in the accompanying envelope. The ESOP Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the ESOP. We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio on each matter for which instructions for allocated shares are received from all participants. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so. Please note that the enclosed material relates to those shares which have been allocated to your account under the ESOP. You will receive other voting materials for those shares owned by you individually and not under the ESOP. Sincerely, David L. Omachinski Chairman of the Board 0 ANCHOR BANCORP WISCONSIN INC. ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby instructs the Trustees of the Trust created pursuant to the Employee Stock Ownership Plan (“ESOP”) of Anchor BanCorp Wisconsin Inc. (the “Company”), to vote the shares of Common Stock of the Company which were allocated to my account as of June 5, 2009, pursuant to the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 2009. The Company’s Board of Directors unanimously recommends that you vote “FOR” each director nominee (Proposal 1) and “FOR” the approval of each of Proposals 2, 3, and 4 and “Against” Proposal 5. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting. If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposals 2, 3 and 4. If you do not return this card, shares will be voted by the Trustee of the ESOP in the same proportion as the allocated shares under the ESOP have voted. (Continued and to be signed on the reverse side)